UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 18, 2023

ExcelFin Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40933	86-2933776
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

473 Jackson St., Suite 300	94111
San Francisco, CA	(Zip Code)
(Address of principal executive offices)

(415) 715-4377

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one redeemable warrant	XFINU	The Nasdaq Stock Market
Class A common stock, par value $0.0001 per share	XFIN	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	XFINW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors and Officers

On April 18, 2023, the Board of Directors (the “Board”) of ExcelFin Acquisition Corp. (the “Company”) accepted the resignations of Logan Allin as the Chief Executive Officer (“CEO”) and a director of the Company and Ren Riley as the Chief Operating Officer (“COO”) of the Company, effective immediately. The resignations of Mr. Allin and Mr. Riley were not the result of any disagreement or dispute with the Company or any matter relating to the operations, policies or practices of the Company, and Mr. Allin and Mr. Riley plan to continue to remain involved as advisors to the Company.

Election of Directors and Officers

On April 18, 2023, the Board appointed Joe Ragan as CEO and a director of the Company and Brian Sun as COO of the Company, effective immediately. Mr. Ragan will also retain his role as Chief Financial Officer (“CFO”) of the Company.

Mr. Ragan, age 61, has served as the Company’s CFO since March 2021. Mr. Ragan is currently serving as the CFO for the Domtar division of the Paper Excellence Group (the “Group”) as well as the Head of Finance for the Group. Previously, from 2018 to 2019, Mr. Ragan served as CFO for Resideo/Honeywell Homes, a leading global manufacturer of thermostats and security panels (NYSE-REZI). From 2013 to 2018, Mr. Ragan also served as CFO for Ferroglobe PLC (Nasdaq-GSM), the leading global manufacturer of metal alloys and other metallic products that was created through a merger of FerroAtlántica and Globe Specialty Metals. From 2008 to 2013, Mr. Ragan previously served as CFO at Boart Longyear (ASX—BLY), a publicly traded mining and manufacturing company, and UNICOM Government, Inc., previously known as GTSI, a publicly traded government contractor (Nasdaq—GTSI). Mr. Ragan holds an M.S. in Accounting from George Mason University and a B.S. in Accounting from The University of the State of New York. Mr. Ragan began his finance career with Deloitte, and is a licensed Certified Public Accountant (CPA) in the Commonwealth of Virginia. Mr. Ragan also serves as the President and Chairman of the Audit Committee of the Board of Directors for the nonprofit USA Judo.

Mr. Sun, age 48, has served as the Company’s Executive Vice President since March 2021. Mr. Sun is currently serving as the Managing Director for GFC, a global investment firm and family office for Jackson Wijaya, where he manages GFC’s investment efforts in North America. Prior to GFC, Mr. Sun was in corporate development executive roles with SGS North America, AES Corp and Fosun Wealth Group sourcing and executing M&A transactions in business services, financial service, FinTech, technology and power sectors. From 2012 to 2017, Mr. Sun was a M&A advisory investment banker at Lazard and at China Merchants Bank US. From 2004 to 2010, he has worked at private equity firm Arcapita, leading aircraft investment group Babcock & Brown Aircraft Management, financial service company Jackson Hewitt and Barclays Capital in various corporate finance and investment roles. Mr. Sun has over 20 years of corporate finance and transactional experience and has worked on over $50 billion sales, acquisitions and investments transactions. Mr. Sun has an M.B.A. from Duke University and a B.A. from Beijing Foreign Studies University. He has been a Chartered Financial Analyst (CFA) since 2008.

There are no arrangements or understandings between any of Mr. Ragan or Mr. Sun and any other persons pursuant to which Mr. Ragan was appointed as CEO or a director of the Company or to which Mr. Sun was appointed as the COO of the Company. There is no family relationship between any of Mr. Ragan or Mr. Sun and any of the directors or executive officers of the Company or any persons nominated or chosen by the Company to be a director or executive officer. Each of Mr. Ragan and Mr. Sun has not entered into any transactions with the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The compensatory arrangements for Mr. Ragan and Mr. Sun remain consistent with those disclosed in the 10-K filed with the Securities Exchange Commission on March 30, 2023.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ExcelFin Acquisition Corp.

Date: April 20, 2023	By:	/s/ Joe Ragan
	Name:	Joe Ragan
	Title:	Chief Executive Officer